EXHIBIT 10.2

                         EXECUTIVE EMPLOYMENT AGREEMENT

          This Executive Employment Agreement ("Agreement") is made effective as of July 1, 2002 ("Effective Date"), by and between 2 Chansis, Inc., a California corporation ("Company") and Alfred Hanser ("Executive").

          The parties agree as follows:

          1. EMPLOYMENT. Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.

          2.       DUTIES.

                   2.1 POSITION. Executive is employed as President and shall have the duties and responsibilities assigned by Company's Board of Directors ("Board of Directors") both upon initial hire and as may be reasonably assigned from time to time. Executive shall perform faithfully and diligently all duties assigned to Executive. Company reserves the right to modify Executive's position and duties at any time in its sole and absolute discretion, provided that the duties assigned are consistent with the position of a senior executive and that Executive continues to report to the Board of Directors.

                   2.2 BEST EFFORTS/FULL-TIME. Executive will expend Executive's best efforts on behalf of Company, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act in the best interest of Company at all times. Executive shall devote no less than 90% of Executive's full business time and efforts to the performance of Executive's assigned duties for Company, unless Executive notifies the Board of Directors in advance of Executive's intent to engage in other paid work and receives the Board of Directors' express written consent to do so.

                   2.3 WORK LOCATION. Executive's principal place of work shall be located in Carlsbad, California or such other location as the parties may agree upon from time to time.

          3.       TERM.

                   3.1 INITIAL TERM. The employment relationship pursuant to this Agreement shall be for an initial term commencing on the Effective Date set forth above and continuing for a period of five (5) years following such date ("Initial Term"), unless sooner terminated in accordance with section 7 below.

                   3.2 RENEWAL. On completion of the Initial Term specified in subsection 3.1 above, this Agreement will automatically renew for subsequent one year terms unless either party provides thirty (30) days' advance written notice to the other that Company/Executive does not wish to renew the Agreement for a subsequent one year term. In the event either party gives notice of nonrenewal pursuant to this subsection 3.2, this Agreement will expire at the end of the current term.

          4.       COMPENSATION.

                   4.1 BASE SALARY. As compensation for Executive's performance of Executive's duties hereunder, Company shall pay to Executive an initial Base Salary as set forth in SCHEDULE A attached hereto, payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. In the event Executive's employment under this Agreement is terminated by either party, for any reason, Executive will earn the Base Salary prorated to the date of termination.

                   4.2 INCENTIVE COMPENSATION. Executive will be eligible to earn incentive compensation in accordance with the provisions set forth in SCHEDULE A

          5. CUSTOMARY FRINGE BENEFITS. Executive will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company's benefit plan documents. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at anytime, effective upon notice to Executive.

          6. BUSINESS EXPENSES. Executive will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Executive's duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company's policies.

          7.       TERMINATION OF EXECUTIVE'S EMPLOYMENT.

                   7.1 TERMINATION FOR CAUSE BY COMPANY. Although Company anticipates a mutually rewarding employment relationship with Executive, Company may terminate Executive's employment immediately at any time for Cause. For purposes of this Agreement, "Cause" is defined as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive's obligations or otherwise relating to the business of Company; (b) Executive's material breach of this Agreement or Company's Employee Innovations and Proprietary Rights Agreement; (c) Executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (d) Executive's willful neglect of duties as determined in the sole and exclusive discretion of the Board of Directors; (e) Executive's failure to perform the essential functions of Executive's position, with or without reasonable accommodation, due to a mental or physical disability; or (f) Executive's death. In the event Executive's employment is terminated in accordance with this subsection 7.1, Executive shall be entitled to receive only the Base Salary then in effect, prorated to the date of termination. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to receive the Severance Payment described in subsection 7.2 below.

                   7.2 TERMINATION WITHOUT CAUSE BY COMPANY/SEVERANCE. Company may terminate Executive's employment under this Agreement without Cause at any time on thirty (30) days' advance written notice to Executive. In the event of such termination, Executive will receive the Base Salary then in effect, prorated to the date of termination, and a "Severance Payment" equivalent to the sum of two years of Executive's Base Salary then in effect on the date of termination and twenty-four times the Executive's average monthly bonus over the preceding six months, payable in accordance with Company's regular payroll cycle, provided that Executive: (a) complies with all surviving provisions of this Agreement as specified in subsection 13.8 below; (b) executes a full general release, releasing all claims, known or unknown, that Executive may have against Company arising out of or any way related to Executive's employment or termination of employment with Company; and (c) agrees to act as a consultant for Company, without further compensation, for six (6) months following the termination of the employment relationship, if requested to do so by Company. For purposes of the Clause (c), the Severance Payment shall be deemed, in part, compensation for the consulting services to be provided by Executive during such period. All other Company obligations to Executive will be automatically terminated and completely extinguished.

                     7.3 VOLUNTARY RESIGNATION BY EXECUTIVE FOR GOOD REASON/SEVERANCE. Executive may voluntarily resign Executive's position with Company for Good Reason, at any time on thirty (30) days' advance written notice. In the event of Executive's resignation for Good Reason, Executive will be entitled to receive the Base Salary then in effect, prorated to the date of termination, and the Severance Payment described in subsection 7.2 above, provided Executive complies with all of the conditions in subsection 7.2 above. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will be deemed to have resigned for Good Reason in the following circumstances: (a) Company's material breach of this Agreement; (b) Executive's Base Salary is reduced by more than 50% below Executive's salary in effect at any time during the preceding twelve months, unless the reduction is made as part of, and is generally consistent with, a general reduction of senior executive salaries; (c) Executive's position and/or duties are modified so that Executive's duties are no longer consistent with the position of a senior executive; or (d) Company relocates Executive's principal place of work to a location more than sixty (60) miles from the location specified in subsection 2.3, without Executive's prior written approval.

                     7.4 VOLUNTARY RESIGNATION BY EXECUTIVE WITHOUT GOOD REASON. Executive may voluntarily resign Executive's position with Company without Good Reason, at any time after the Initial Term, on thirty (30) days' advance written notice. In the event of Executive's resignation without Good Reason, Executive will be entitled to receive only the Base Salary for the thirty-day notice period and no other amount for the remaining months of the subsequent renewal term, if any. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. In addition, Executive will not be entitled to receive the Severance Payment described in subsection 7.2 above.

                     7.5 TERMINATION UPON A CHANGE IN CONTROL.

                         (a) SEVERANCE PAYMENT. If Executive's employment is
terminated by Company within twelve (12) months after a Change in Control (as that term is defined below), other than for Cause (as defined in subsection 7.1 above), Executive shall be entitled to receive the Severance Payment described in subsection 7.2 above, provided Executive complies with all the conditions described in subsection 7.2 above.

                         (b) 280G. If, due to the benefits provided under
subsection 7.5(a) above, Executive is subject to any excise tax due to characterization of any amounts payable under subsection 7.5(a) as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the amounts payable under subsection 7.5(a) will be reduced (to the least extent possible) in order to avoid any "excess parachute payment" under section 280G(b)(1) of the Code.

                         (c) CHANGE OF CONTROL. A Change of Control is defined
as any one of the following occurrences:

                                   (i) Any "person" (as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than a trustee or other fiduciary holding securities of Company under an employee benefit plan of Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of Company representing more than 50% of (A) the outstanding shares of common stock of Company or (B) the combined voting power of the Company's then-outstanding securities; or

                                   (ii) the sale or disposition of all or
substantially all of Company's assets (or any transaction having similar effect is consummated); or

                                   (iii) Company is party to a merger or
consolidation that results in the holders of voting securities of Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                                   (iv) the dissolution or liquidation of
Company.

                   7.6 TERMINATION OF EMPLOYMENT UPON NONRENEWAL. In the event either party decides not to renew this Agreement for a subsequent one year term in accordance with subsection 3.2 above, this Agreement will expire, Executive's employment with Company will terminate and Executive will only be entitled to Executive's Base Salary paid through the last day of the current term. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to receive the Severance Payment described in subsection 7.2 above.

          8. NO CONFLICT OF INTEREST. During the term of Executive's employment with Company and during any period Executive is receiving payments from Company pursuant to this Agreement (including the period during which Executive is acting as a consultant pursuant to Section 7.2 (d)), Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company. Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Executive's employment with Company, as may be determined by the Board of Directors in its sole discretion. If the Board of Directors believes such a conflict exists during the term of this Agreement, the Board of Directors may ask Executive to choose to discontinue the other work or resign employment with Company. If the Board of Directors believes such a conflict exists during any period in which Executive is receiving payments pursuant to this Agreement, the Board of Directors may ask Executive to choose to discontinue the other work or forfeit the remaining severance payments. In addition, Executive agrees not to refer any client or potential client of Company to competitors of Company, without obtaining Company's prior written consent, during the term of Executive's employment and during any period in which Executive is receiving payments from Company pursuant to this Agreement. Notwithstanding the foregoing, Executive has notified Company of, and Company has consented to, Executive acting as an advisor to Josef Thalmann GmbH and WeIlCare Solutions, pursuant to which Executive may be listed as a partner in Josef Thalmann GmbH's and WeIlCare Solutions' marketing materials and Executive may receive compensation for certain services rendered in a limited, part-time capacity.

          9. CONFIDENTIALITY AND PROPRIETARY RIGHTS. Executive agrees to read, sign and abide by Company's Employee Innovations and Proprietary Rights Assignment Agreement, which is provided with this Agreement and incorporated herein by reference.

          10. NONSOLICITATION. Executive understands and agrees that Company's employees and customers and any information regarding Company employees and/or customers is confidential and constitutes trade secrets.

                   10.1 NONSOLICITATION OF CUSTOMERS OR PROSPECTS. Executive agrees that during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company's relationship with any of its customers or customer prospects by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business from Company.

                   10.2 NONSOLICITATION OF COMPANY'S EMPLOYEES. Executive agrees that during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company's business by soliciting, encouraging or attempting to hire any of Company's employees or causing others to solicit or encourage any of Company's employees to discontinue their employment with Company.

          11. INJUNCTIVE RELIEF. Executive acknowledges that Executive's breach of the covenants contained in sections 8-10 (collectively "Covenants") would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.

          12. AGREEMENT TO ARBITRATE. To the fullest extent permitted by law, Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. Claims for workers' compensation, unemployment insurance benefits, breach of Company's Employee Innovations and Proprietary Rights Agreement and Company's right to obtain injunctive relief pursuant to section 11 above are excluded. For the purpose of this agreement to arbitrate, references to "Company" include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement shall apply to them to the extent Executive's claims arise out of or relate to their actions on behalf of Company.

                   12.1 CONSIDERATION. The mutual promise by Company and Executive to arbitrate any and all disputes between them (except for those referenced above) rather than litigate them before the courts or other bodies, provides the consideration for this agreement to arbitrate.

                   12.2 INITIATION OF ARBITRATION. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

                   12.3 ARBITRATION PROCEDURE. The arbitration will be conducted in San Diego, California by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association ("AAA"). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. The parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall issue the award in writing and therein state the essential findings and conclusions on which the award is based. Judgment on the award may be entered in any court having jurisdiction thereof.

                   12.4 COSTS OF ARBITRATION. Company shall bear the costs of the arbitration filing and hearing fees and the cost of the arbitrator.

          13.      GENERAL PROVISIONS.

                   13.1 SUCCESSORS AND ASSIGNS. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement.

                   13.2 WAIVER. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

                   13.3 ATTORNEYS' FEES. Each side will bear its own attorneys' fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys' fees to the prevailing party.

                   13.4 SEVERABILITY. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

                   13.5 INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                   13.6 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California. Each party consents to the jurisdiction and venue of the state or federal courts in San Diego, California, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

                   13.7 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally;
(b) by overnight courier upon written verification of receipt; (c ) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either parry may specify in writing.

                   13.8 SURVIVAL. Sections 8 ("No Conflict of Interest"), 9 ("Confidentiality and Proprietary Rights"), 10 ("Nonsolicitation"), 11 ("Injunctive Relief"), 12 ("Agreement to Arbitrate"), 13 ("General Provisions") and 14 ("Entire Agreement") of this Agreement shall survive Executive's employment by Company.

          14. ENTIRE AGREEMENT. This Agreement, including the Company Employee Innovations and Proprietary Rights Assignment Agreement incorporated herein by reference constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Board of Directors of Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

                                               ALFRED ANSER

Dated:     7/1/02                              /s/  Alfred Hanser
       --------------                          ---------------------------------
                                               5600 Avenida Encinas, Ste. 130
                                               Carlsbad, CA 92008

                                       2 CHANSIS, INC., a California corporation

Dated:     7/1/02                      By:     /s/ Ray W. Grimm, Jr.
       --------------                          ---------------------------------
                                               Ray W. Grimm, CEO
                                               5600 Avenida Encinas,  Ste. 130
                                               Carlsbad, CA 92008